UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2014

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
iPass Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2014 (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld with respect to the election of directors, and for or against each other matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2014.

•
Each of the six directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
John D. Beletic	29,000,649	11,368,188
Peter C. Clapman	28,940,019	11,428,818
Gary A. Griffiths	29,001,583	11,367,254
Evan L. Kaplan	29,033,649	11,335,188
Robert J. Majteles	28,995,278	11,373,559
Samuel L. Schwerin	37,442,090	2,926,747
There were 17,164,391 broker non-votes for this proposal.

•
The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows: shares voted for - 54,827,328; shares voted against - 2,589,312; shares abstaining - 116,588; and broker non-votes - 0.

•
The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers. The tabulation of votes on this matter was as follows: shares voted for - 28,708,396; shares voted against - 11,345,733; shares abstaining - 314,708; and broker non-votes - 17,164,391.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	Senior Vice President and Chief Financial Officer
Dated:    June 5, 2014